Calculation of Filing Fee Tables
S-3
Snap-on Inc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $1.00 par value	415(a)(6)	136,049		$ 23,144,655.90			S-3	333-261567	12/09/2021	$ 2,682.47
			Total Offering Amounts:				$ 23,144,655.90		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a. The Snap-on Incorporated Franchisee Stock Purchase Plan (the "Plan") provides for the possible adjustment of the number of shares of common stock, $1.00 par value (the "Common Stock") outstanding under the Plan in the event of stock splits, reverse stock splits, stock dividends, combinations or reclassifications of the Registrant's Common Stock or other changes affecting the Common Stock. Therefore, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock that may become subject to the Plan by means of any such adjustment. 1.b.This prospectus supplement filed on December 6, 2024, pursuant to Rule 424(b)(5) under the Registration Statement on Form S-3 (Commission File No. 333-283654) (the "Registration Statement"), covers 136,049 unsold shares of Common Stock, $1.00 par value, of the Registrant that were previously registered pursuant to the Registration Statement on Form S-3 (Commission File No. 333-261567) originally filed on December 9, 2021, as supplemented on December 10, 2021, via a filing pursuant to Rule 424(b)(5), to register shares to be issued under the Plan, and further supplemented on April 8, 2022, to reflect administrative and clarifying amendments to the Plan via a filing pursuant Rule 424(b)(5). Pursuant to Rule 415(a)(6) under the Securities Act, the remaining $2,682.47 filing fee previously paid in connection with such unsold securities is being carried forward to the Registration Statement and will continue to be applied to such unsold securities, and the offering of securities pursuant to the Previous Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement.